CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated March 1, 2022, and each included in this Post-Effective Amendment No. 170 to the Registration Statement (Form N-1A, File No. 33-51061) of BNY Mellon Advantage Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 23, 2021, with respect to the consolidated financial statements and financial highlights of BNY Mellon Dynamic Total Return Fund and BNY Mellon Global Real Return Fund and the financial statements and financial highlights BNY Mellon Global Dynamic Bond Income Fund and BNY Mellon Sustainable Balanced Fund, four of the funds constituting BNY Mellon Advantage Funds, Inc included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

February 23, 2022